SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549-1004

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2003
                     -------------------

Commission
  File     Registrant; State of Incorporation         I.R.S. Employer
 Number    Address and Telephone Number              Identification No.

1-5324     NORTHEAST UTILITIES                          04-2147929
           (a Massachusetts voluntary association)
           174 Brush Hill Avenue
           West Springfield, Massachusetts 01090-0010
           Telephone (413) 785-5871

0-11419    THE CONNECTICUT LIGHT AND POWER COMPANY      06-0303850
           (a Connecticut corporation)
           107 Selden Street
           Berlin, Connecticut 06037-1616
           Telephone (860) 665-5000

                       Not Applicable
                    ---------------------
    (Former name or former address, if changed since last report)



ITEM 5. OTHER EVENTS.

     On December 22, 2003, The Connecticut Light and Power Company ("CL&P"), the Connecticut Department of Utility Control, the Attorney General for the State of Connecticut, the Connecticut Office of Consumer Counsel, the Federal Energy Regulatory Commission ("FERC") Trial Staff, Select Energy, Inc. (an affiliate of CL&P), NRG Power Marketing Inc., and Duke Energy Trading and Marketing, L.L.C. (which is assuming the obligations of Duke Energy Trading and Marketing Northeast, L.L.C.) reached an agreement in principle that, upon FERC approval of an anticipated settlement agreement, would resolve all issues in CL&P's declaratory judgment proceeding which it commenced before FERC on May 1, 2003 to determine responsibility, as between CL&P and its standard offer suppliers, for certain incremental locational marginal pricing costs. The terms of the agreement in principle are confidential and otherwise non-binding.

     The FERC Settlement Judge has ordered the parties to file a definitive settlement agreement with the hearing judge by January 22, 2004.

     For further information concerning this matter, see Management's Discussion and Analysis-Financial Condition and Notes to Consolidated Financial Statements-Note 4. Commitments and Contingencies, in Northeast Utilities' and CL&P's Quarterly Report on Form 10-Q for the period ended September 30, 2003.

                 [SIGNATURE PAGE TO FOLLOW]

                 SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         THE CONNECTICUT LIGHT AND POWER COMPANY
                         (Registrant)


                         By: /s/ Randy A. Shoop
                             Name:  Randy A. Shoop
                             Title: Treasurer


Date:  December 31, 2003